INVESTOR PRESENTATION

SAFE HARBOR STATEMENT

ABOUT GUARANTY BANCSHARES, INC.

Guaranty Bancshares, Inc. is a bank holding company that conducts commercial banking activities through its wholly-owned subsidiary, Guaranty Bank & Trust, N.A. As one of the oldest regional community banks in Texas, Guaranty Bank & Trust provides its customers with a full array of relationship-driven commercial and consumer banking products and services, as well as mortgage, trust, and wealth management services. Guaranty Bank & Trust has 32 banking locations across 26 Texas communities located within the East Texas, Dallas/Fort Worth, greater Houston and Central Texas regions of the state. As of December 31, 2021, Guaranty Bancshares, Inc. had total assets of $3.09 billion, total loans of $1.91 billion and total deposits of $2.67 billion. Visit gnty.com for more information.

NO OFFER OR SOLICITATION

This communication does not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

NON-GAAP FINANCIAL MEASURES

Guaranty reports its results in accordance with United States generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP performance measures used in managing its business may provide meaningful information about underlying trends in its business. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Guaranty's reported results prepared in accordance with GAAP. Please see "Reconciliation of Non-GAAP Measures" at the end of this presentation for a reconciliation to the nearest GAAP financial measure.

SAFE HARBOR STATEMENT

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "should," "could," "predict," "potential," "believe," "will likely result," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "would" and "outlook," or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Actual results may also be significantly impacted by the effects of the ongoing COVID-19 pandemic, including, among other effects: the impact of the public health crisis; the operation of financial markets; global supply chain disruptions; employment levels; market liquidity; the impact of various actions taken in response by the U.S. federal government, the Federal Reserve, other banking regulators, state and local governments; and the impact that all of these factors have on our borrowers, other customers, vendors and counterparties. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the "Risk Factors" referenced in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, other risks and uncertainties listed from time to time in our reports and documents filed with the Securities and Exchange Commission ("SEC"). We can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this presentation, and we do not intend, and assume no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Guaranty Bancshares, Inc.

QUARTERLY HIGHLIGHTS

Ty Abston
CEO and Chairman of the Board

Cappy Payne
SR EVP and CFO

Shalene Jacobson
EVP and Chief Risk Officer

Q4 2021 – QUARTERLY HIGHLIGHTS

SOLID BALANCE SHEET

- Total assets were $3.09 billion Dec. 31, 2021, compared to $2.97 billion at Sept. 30, 2021
- Total gross loans were $1.91 billion at Dec. 31, 2021, compared to $1.97 billion at Sept. 30, 2021
- Gross loans, excluding PPP and warehouse loans, decreased slightly by $10.0 million (0.6%) during the quarter but increased $176.2 million (10.8%) during the year
- Total deposits were $2.67 billion at Dec. 31, 2021 compared to $2.56 billion at Sept. 30, 2021
- Shareholders' equity was $302.2 million at Dec. 31, 2021 compared to $297.4 million at Sept. 30, 2021
- Cash dividend of $0.20 per common share for both 4Q21 and 3Q21

STRONG NET & CORE EARNINGS, NIM

- Net earnings of $9.2 million, ROAA of 1.20% and ROAE of 12.06%
- Net core earnings* of $10.1 million, core ROAA* of 1.36% and core ROAE* of 13.33%
- Net earnings of $0.76 basic earnings per share ("EPS"), net core earnings of $0.84 basic EPS*
- Net interest margin (FTE), ex-PPP*, was 3.33% in 4Q21, compared to 3.39% in 3Q21 and 3.66% in 4Q20
- Loan yield, ex-PPP*, was 4.66% in 4Q21, compared to 4.73% in 3Q21 and 4.83% in 4Q20
- Cost of funds was 0.18% in 4Q21, compared to 0.21% in 3Q21 and 0.33% in 4Q20

NON-INTEREST INCOME AND EXPENSE

- Non-interest income decreased by $411,000, or 6.4%, during quarter, driven primarily by a decrease in gains on sales of loans
- Non-interest expense decreased $311,000, or 1.6%, during quarter, due primarily to a one-time swap termination fee of $434,000 in the prior quarter that was not present in the current quarter, and was partially offset by an increase of $86,000 in FDIC assessment fees during the current quarter
- Efficiency ratio of 63.13%. Excluding the effects of PPP, 65.21%*

*Non-GAAP financial metrics. Calculations of these metrics and reconciliations to GAAP are included in the Reconciliation of Non-GAAP Financial Measures pages at the end of this presentation.

Q4 2021 – QUARTERLY HIGHLIGHTS

COVID-19 RESPONSE, DEFERRALS & PPP

- All bank locations are open at normal operating hours, except when closures are needed due to staffing shortages resulting from the new virus variants and increase in COVID infection rates
- We have implemented a remote work policy to allow additional flexibility to certain employees when the position and environment are conducive to remote work arrangement
- As of December 31, 2021:
  - No loans remain in a P&I or I/O deferral program; all loans under the COVID deferral programs returned to contractual payments in 3Q21
  - PPP1 loans:
    - Originated $209.6 million to 1,944 borrowers
    - $208.3 million to 1,899 borrowers has been forgiven by the SBA
    - During 4Q21, recognized $44,000 of loan origination fees via amortization and forgiveness
    - Net deferred fees of $3,000 remain to be recognized
  - PPP2 loans:
    - Originated $100.8 million to 1,349 borrowers
    - $51.5 million to 1,001 borrowers has been forgiven by the SBA
    - During 4Q21, recognized $760,000 of loan origination fees via amortization and forgiveness
    - Net deferred fees of $1.2 million remain to be recognized

Q4 2021 – QUARTERLY HIGHLIGHTS

SOLID LOAN PORTFOLIO & CREDIT QUALITY	
	• Our borrowers have weathered the COVID storm. The Texas economy is doing very well compared to the national economy with businesses re-opened and appearing to be busy • Loan growth during 2021 was good with 10.8% annual growth (ex-PPP and warehouse loans). Pipeline continues to be strong • Loan yield is holding up well with respect to many peers. Average loan yield, ex-PPP*, for the quarter is 4.66% and is 4.75% year-to-date • $727.1 million of our loan portfolio is currently at an interest rate floor, with an average rate of 4.29%. If rates increase 75 basis points in 2022, as expected by the market, 26.3% of the loans will reprice • Non-performing assets to total assets were 0.09% in 4Q21, compared to 0.11% in 3Q21 and 0.48% in 4Q20 • Non-performing assets to total loans were 0.15%, compared to 0.16% in 3Q21 and 0.70% in 4Q20 • Net charge-offs were $188,000, compared to $227,000 in 3Q21, and $138,000 in 4Q20 • Net charge-offs to average loans were 0.04%, compared to 0.05% for 3Q21 and 0.03% for 4Q20
ACL	• No provision for credit losses during 4Q21. Maintain a portfolio-wide COVID-specific Q-factor of 12.75 bps to reserve for the still unknown effects of continuing COVID infections, travel restrictions, end of government stimulus and other uncertainties that could affect credit quality • Allowance for credit losses (ACL) coverage is 1.59% of total loans at Dec. 31, 2021, compared to 1.55% at Sept. 30, 2021 and 1.80% at Dec. 31, 2020 • ACL coverage, excluding PPP loans* is 1.64% of total loans at Dec. 31, 2021, compared to 1.62% at Sept. 30, 2021 and 1.95% at Dec. 31, 2020

*Non-GAAP financial metrics. Calculations of these metrics and reconciliations to GAAP are included in the Reconciliation of Non-GAAP Financial Measures pages at the end of this presentation.

Guaranty

Bancshares, Inc.

Q & A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Net Core Earnings and Net Core Earnings per Common Share

(dollars in thousands, except per share data)	Quarter Ended 2021 December 31	September 30	June 30	March 31	2020 December 31
Net earnings	$ 9,159	$ 9,253	$ 10,432	$ 10,962	$ 9,915
Adjustments:					
Provision for credit losses	—	(700)	(1,000)	—	—
Income tax provision	1,923	2,179	2,312	2,336	2,290
PPP loans, including fees	(958)	(1,005)	(1,954)	(3,905)	(2,654)
Net core earnings	$ 10,124	$ 9,727	$ 9,790	$ 9,393	$ 9,551
Weighted-average common shares outstanding, basic*	12,097,100	12,067,769	12,056,550	12,038,638	12,063,154
Earnings per common share, basic*	$ 0.76	$ 0.77	$ 0.87	$ 0.91	$ 0.82
Net core earnings per common share, basic*	0.84	0.81	0.81	0.78	0.79

* Periods prior to the stock dividend issued during the first quarter of 2021 have been adjusted to give effect to the 10% stock dividend.

Net Core Earnings to Average Assets, as Adjusted, and Average Equity

(dollars in thousands)	Quarter Ended 2021 December 31	September 30	June 30	March 31	2020 December 31
Net core earnings	$ 10,124	$ 9,727	$ 9,790	$ 9,393	$ 9,551
Total average assets	$ 3,021,079	$ 2,953,181	$ 2,938,944	$ 2,775,567	$ 2,659,725
Adjustments:					
PPP loan average balance	(61,062)	(107,931)	(155,417)	(137,251)	(179,240)
Total average assets, adjusted	$ 2,960,017	$ 2,845,250	$ 2,783,527	$ 2,638,316	$ 2,480,485
Net core earnings to average assets, as adjusted (annualized)	1.36%	1.36%	1.41%	1.44%	1.53%
Total average equity	$ 301,398	$ 295,076	$ 285,803	$ 277,612	$ 271,397
Net core earnings to average equity (annualized)	13.33%	13.08%	13.74%	13.72%	14.00%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Total Interest-Earning Assets, Net of PPP Effects

	For the Three Months Ended December 31, 2021		
(dollars in thousands)	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
Total interest-earning assets	$ 2,844,147	$ 25,518	3.56%
Total loans	1,925,046	22,833	4.71
Adjustments:			
PPP loan average balance and net fees[1]	(61,062)	(958)	6.22
Total loans, net of PPP effects	1,863,984	21,875	4.66
Total interest-earning assets, net of PPP effects	$ 2,783,085	$ 24,560	3.50%

(1) Interest earned consists of interest income of $154,000 and net origination fees recognized in earnings of $804,000 million for the three months ended December 31, 2021

Cost of Funds

(dollars in thousands)	Three Months Ended December 31, 2021	Three Months Ended September 30, 2021	Three Months Ended December 31, 2020
Total average interest-bearing deposits	$ 1,622,607	$ 1,599,012	$ 1,469,890
Adjustments:			
Noninterest-bearing deposits	988,676	950,574	772,422
Total average deposits	$ 2,611,283	$ 2,549,586	$ 2,242,312
Total deposit-related interest expense	$ 1,207	$ 1,348	$ 1,878
Average cost of interest-bearing deposits	0.30%	0.33%	0.51%
Average cost of total deposits (cost of funds)	0.18	0.21	0.33

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Net Interest Income and Net Interest Margin, Net of PPP Effects

(dollars in thousands)	Three Months Ended December 31, 2021	Three Months Ended September 30, 2021	Three Months Ended December 31, 2020
Net interest income	$ 24,020	$ 23,570	$ 23,952
Adjustments:			
PPP-related interest income	(154)	(270)	(470)
PPP-related net origination fees	(804)	(735)	(2,184)
PPP-related borrowings	—	—	—
Net interest income, net of PPP effects	$ 23,062	$ 22,565	$ 21,298
Total average interest-earning assets	$ 2,844,147	$ 2,780,081	$ 2,496,945
Total average interest-earning assets, net of PPP effects	2,783,085	2,672,150	2,317,705
Net interest margin(1)	3.35%	3.36%	3.82%
Net interest margin, net of PPP effects(2)	3.29	3.35	3.66
Net interest income	$ 24,020	$ 23,570	$ 23,952
Interest income tax adjustments	277	278	241
Net interest income, fully taxable equivalent ("FTE")	$ 24,297	$ 23,848	$ 24,193
Net interest income, FTE, net of PPP effects	23,339	22,843	21,539
Net interest margin, FTE(3)	3.39%	3.40%	3.85%
Net interest margin, FTE, net of PPP effects(4)	3.33	3.39	3.70

(1) Net interest margin is equal to net interest income divided by average interest-earning assets, annualized.

(2) Net interest margin is equal to net interest income, net of PPP effects, divided by average interest-earning assets, excluding average PPP loans, annualized. Taxes are not a part of this calculation.

(3) Net interest margin on a taxable equivalent basis is equal to net interest income adjusted for nontaxable income divided by average interest-earning assets, annualized, using a marginal tax rate of 21%.

(4) Net interest margin on a taxable equivalent basis is equal to net interest income, net of PPP effects, adjusted for nontaxable income divided by average interest-earning assets, excluding average PPP loans, annualized, using a marginal tax rate of 21%.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Loan Yield, Net of PPP Effects

(dollars in thousands)	Three Months Ended December 31, 2021 Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Three Months Ended September 30, 2021 Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
Total loans	$ 1,925,046	$ 22,833	4.71%	$ 1,921,005	$ 22,605	4.67%
Adjustments:						
PPP loans average balance and net fees	(61,062)	(958)	6.22	(107,931)	(1,005)	3.69
Total loans, net of PPP effects	$ 1,863,984	$ 21,875	4.66%	$ 1,813,074	$ 21,600	4.73%
Effect of removing PPP loans on loan yield			-0.05%			0.06%

(dollars in thousands)	Three Months Ended December 31, 2021 Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Three Months Ended December 31, 2020 Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
Total loans	$ 1,925,046	$ 22,833	4.71%	$ 1,937,556	$ 23,998	4.93%
Adjustments:						
PPP loans average balance and net fees	(61,062)	(958)	6.22	(179,240)	(2,654)	5.89
Total loans, net of PPP effects	$ 1,863,984	$ 21,875	4.66%	$ 1,758,316	$ 21,344	4.83%
Effect of removing PPP loans on loan yield			-0.05%			-0.10%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Efficiency Ratio, Net of PPP Effects

(dollars in thousands)	Three Months Ended December 31, 2021	Three Months Ended September 30, 2021	Three Months Ended December 31, 2020
Total noninterest expense	$ 18,976	$ 19,287	$ 18,173
Adjustments:			
PPP-related deferred costs	—	—	—
Total noninterest expense, net of PPP effects	$ 18,976	$ 19,287	$ 18,173
Net interest income	24,020	23,570	23,952
Net interest income, net of PPP effects	23,062	22,565	21,298
Total noninterest income	$ 6,038	$ 6,449	$ 6,426
Adjustments:			
Securities gains (losses)	—	—	—
Noninterest income, as adjusted	$ 6,038	$ 6,449	$ 6,426
Efficiency ratio (1)	63.13%	64.25%	59.82%
Efficiency ratio, net of PPP effects (2)	65.21	66.47	65.55

(1) The efficiency ratio was calculated by dividing total noninterest expense by net interest income plus noninterest income, excluding securities gains or losses. Taxes are not part of this calculation.

(2) The efficiency ratio, net of PPP effects, was calculated by dividing total noninterest expense, net of PPP-related deferred costs, by net interest income, net of PPP effects, plus noninterest income, excluding securities gains or losses. Taxes are not part of this calculation.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ACL to Total Loans, Excluding PPP

(dollars in thousands)	As of December 31, 2021	As of September 30, 2021	As of December 31, 2020
Total loans	$ 1,908,040	$ 1,970,881	$ 1,866,819
Adjustments:			
PPP loans	(50,611)	(75,304)	(139,808)
Total loans, excluding PPP	$ 1,857,429	$ 1,895,577	$ 1,727,011
Allowance for credit losses	$ 30,433	$ 30,621	$ 33,619
Allowance for credit losses / period-end loans	1.59%	1.55%	1.80%
Allowance for credit losses / period-end loans. excluding PPP	1.64	1.62	1.95

Total Non-Performing Assets to Total Loans, Excluding PPP

	Quarter Ended				
	2021				2020
(dollars in thousands)	December 31	September 30	June 30	March 31	December 31
Total loans [1][2]	$ 1,908,040	$ 1,970,881	$ 1,890,164	$ 1,912,367	$ 1,866,819
Adjustments:					
PPP loans balance	(50,611)	(75,304)	(127,390)	(158,236)	(139,808)
Total loans, excluding PPP [1][2]	$ 1,857,429	$ 1,895,577	$ 1,762,774	$ 1,754,131	$ 1,727,011
Total non-performing assets	$ 2,845	$ 3,238	$ 3,829	$ 3,699	$ 13,115
Non-performing assets as a percentage of:					
Total loans [1][2]	0.15%	0.16%	0.20%	0.19%	0.70%
Total loans, excluding PPP [1][2]	0.15	0.17	0.22	0.21	0.76

(1) Excludes outstanding balances of loans held for sale of $4.1 million, $1.9 million, $5.1 million, $4.7 million, and $5.5 million as of December 31, September 30, June 30 and March 31 2021, and December 31 2020, respectively.

(2) Excludes deferred loan fees of $1.5 million, $2.0 million, $2.3 million, $2.6 million, and $1.5 million as of December 31, September 30, June 30 and March 31, 2021, and December 31, 2020, respectively.